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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Networks Associates, Inc. of our report dated January 17, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in Networks Associates, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Santa Clara, California
April 9, 2002